Exhibit 99.1
eBay Inc. Reports Better Than Expected Second Quarter 2023 Results

•Revenue of $2.5 billion, up 5% on an as-reported basis and up 6% on an FX-Neutral basis
•Gross Merchandise Volume of $18.2 billion, down 2% on an as-reported basis and down 1% on an FX-Neutral basis
•GAAP and Non-GAAP EPS per diluted share of $0.32 and $1.03, respectively, on a continuing operations basis
•GAAP and Non-GAAP operating margin of 20.4% and 26.9%, respectively
•Returned $383 million to shareholders in Q2, including $250 million of share repurchases and $133 million paid in cash dividends

San Jose, California, July 26, 2023 – eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, today reported financial results for its second quarter ended June 30, 2023.

“In Q2, we exceeded expectations on all key metrics while investing in sustainable growth,” said Jamie Iannone, Chief Executive Officer at eBay. “Three years ago, I set our ambition of becoming the best global marketplace to buy and sell through a tech-led reimagination. Now, we’re raising the bar for innovation and have evolved our vision – to reinvent the future of ecommerce for enthusiasts, only at eBay. This work is already producing compelling results, and we are confident the sharper focus will deliver long-term returns to our shareholders.”

“Q2 was another solid quarter for eBay,” said Steve Priest, Chief Financial Officer at eBay. “Our GMV, revenue and EPS exceeded expectations, and came in at or above the high-end of our guidance ranges despite ongoing macroeconomic uncertainty. I am proud of our team for their continued focus and execution on our long-term objectives and strategy.”

Second Quarter Financial Highlights

•Revenue was $2.5 billion, up 5% on an as-reported basis and up 6% on a foreign exchange (FX) neutral basis.
•Gross Merchandise Volume (GMV) was $18.2 billion, down 2% on an as-reported basis and down 1% on an FX-Neutral basis.
•GAAP net income from continuing operations was $172 million, or $0.32 per diluted share.
•Non-GAAP net income from continuing operations was $555 million, or $1.03 per diluted share.
•GAAP and Non-GAAP operating margin was 20.4% and 26.9%, respectively.
•Generated $605 million of operating cash flow and $492 million of free cash flow from continuing operations.
•Returned $383 million to shareholders, including $250 million of share repurchases and $133 million paid in cash dividends.

Business Highlights

Revenue Initiatives

•eBay's first-party advertising products, primarily driven by Promoted Listings, delivered $341 million of revenue in the second quarter, up 47% on an as-reported basis and up 49% on an FX-Neutral basis.
•The company's total advertising offerings generated over $367 million in revenue in the second quarter, representing roughly 2.0% of GMV.

Strategic Initiatives

•eBay launched Authenticity Guarantee for streetwear in the U.S. The company also expanded Authenticity Guarantee to kids’ sneakers in the U.S. and U.K., and trading cards in Canada.
•During the quarter, eBay launched the Certified by Brand program, which provides shoppers with access to a wider selection of luxury goods by partnering directly with brands to scale their presence in the secondary market.
•In July, eBay acquired Certilogo, an AI-powered authentication provider for fashion. This acquisition further solidifies eBay as a trusted destination for consumers to shop pre-loved apparel with confidence.
•Coinciding with the premiere of “Air,” a new movie set in 1985 about the origin story of the Air Jordan 1, eBay partnered with several top sneaker sellers to host The ‘85 Shop in Chicago. This retail pop-up store featured a complete collection of original Air Jordan 1s in every colorway, a never-before-released Air Jordan 1 sample and other iconic 1980s sneakers.
•eBay U.K. relaunched the Certified Recycled program for used parts and accessories, providing an added layer of trust for shoppers looking for tested and graded vehicle parts.
•eBay Motors held a “Renew Your Ride” event in Atlanta, offering in-person consultations with expert builders on how drivers can extend the life of a vehicle using eBay Guaranteed Fit purchase protections.
•eBay is beta testing a generative AI tool on its mobile app that helps sellers create detailed item descriptions based on the title or keywords they enter.
•On iOS, eBay launched a Live Commerce Streaming experience, allowing sellers to stream live commerce events directly through the eBay app. The company also introduced Extended Auctions on eBay Live, the most highly requested live commerce feature from sellers. This feature extends an auction’s time by five seconds if a new bid is received in the last five seconds of an auction.
•eBay Ventures invested in sports resale marketplace, Sideline Swap, and luxury fashion rental marketplace, The Volte, furthering the company’s commitment to recommerce.

Impact

•The company published its seventh annual Diversity, Equity and Inclusion Report, highlighting the progress and lessons learned around four strategic objectives: increasing representation, cultivating belonging, engaging communities and building inclusive technology.
•eBay also published its 2022 Impact Report, which recognizes the progress the company has made toward its environmental and social goals, celebrates the positive impact of eBay’s marketplace and looks ahead to its ambitious 2025 and 2030 impact goals.
•In the U.K., the eBay Foundation partnered with grantees to launch a new inclusive entrepreneurship program focused on supporting refugee entrepreneurs.
•During the quarter, eBay for Charity contributed more than $38 million globally.

Second Quarter 2023 Financial Highlights (presented in millions, except per share data and percentages)

	Second Quarter
	2023	2022	Change
eBay Inc.
Net revenues	$2,540	$2,422	$118	5%
GAAP – Continuing Operations
Income (loss) from continuing operations	$172	$(536)	$708	**
Earnings (loss) per diluted share from continuing operations	$0.32	$(0.96)	$1.28	**
Non-GAAP – Continuing Operations
Net income	$555	$554	$1	**
Earnings per diluted share	$1.03	$0.99	$0.04	5%
** Not meaningful

Other Selected Financial and Operational Results
•Operating margin – GAAP operating margin decreased to 20.4% for the second quarter of 2023, compared to 21.7% for the same period last year. Non-GAAP operating margin decreased to 26.9% for the second quarter of 2023, compared to 28.7% for the same period last year.
•Taxes – The GAAP effective tax rate for continuing operations for the second quarter of 2023 was 39.7%, compared to 26.3% for the second quarter of 2022. The non-GAAP effective tax rate for continuing operations for the second quarter of 2023 was 16.5%(1).
•Cash flow – The company generated $605 million of operating cash flow and $492 million of free cash flow from continuing operations during the second quarter of 2023.
•Capital returns – The company repurchased $250 million of its common stock, or nearly 6 million shares, in the second quarter of 2023. The company's total repurchase authorization remaining as of June 30, 2023 was approximately $2.3 billion. The company also paid cash dividends of $133 million during the second quarter of 2023.
•Cash and cash equivalents and non-equity investments – The company's cash and cash equivalents and non-equity investments portfolio totaled $5.3 billion as of June 30, 2023.

Business Outlook
eBay is providing the following guidance for continuing operations for Q3 2023.

In billions, except per share data and percentages	Q3 2023 Guidance
Revenue	$2.46 - $2.52
Organic FX-Neutral Y/Y Growth	2% - 4%

Diluted GAAP EPS	$0.67 - $0.72

Diluted Non-GAAP EPS	$0.96 - $1.01

Dividend Declaration
•eBay's Board of Directors has declared a cash dividend of $0.25 per share of the company's common stock. The dividend is payable on September 15, 2023 to stockholders of record as of September 1, 2023.

(1) We use a non-GAAP effective tax rate for evaluating our operating results. Based on our current long-term projections, we are using a non-GAAP tax rate of 16.5%. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Quarterly Conference Call and Webcast

eBay Inc. will host a conference call to discuss second quarter 2023 results at 2:30 p.m. Pacific Time today. Investors and participants can access the call by dialing (888) 655-9638 in the U.S. and (646) 960-0687 internationally. The passcode for the conference line is 7435074. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investors.ebayinc.com. In addition, an archive of the webcast will be accessible for at least three months through the same link.

eBay Inc. uses its Investor Relations website at https://investors.ebayinc.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor this website, in addition to following our press releases, SEC filings, public conference calls and webcasts.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader that connects people and builds communities to create economic opportunity for all. Our technology empowers millions of buyers and sellers in more than 190 markets around the world, providing everyone the opportunity to grow and thrive. Founded in 1995 in San Jose, California, eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. In 2022, eBay enabled nearly $74 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not sum or recalculate using the rounded dollar amounts provided. References to “revenue” refer to “net revenues” as reported in the company’s consolidated statement of income.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC): non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP effective tax rate, free cash flow and FX-Neutral basis. These non-GAAP financial measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures, except for figures in this press release presented on an “FX-Neutral basis,” to the nearest comparable GAAP measures, see “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non-GAAP Operating Income,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and Reconciliation of GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in this press release. For figures in this press release reported “on an FX-Neutral basis,” we calculate the year-over-year impact of foreign currency movements using prior period foreign currency rates applied to current year transactional currency amounts. We define Organic FX-Neutral revenue growth as reported revenue growth, excluding incremental revenue from acquisitions or dispositions for the twelve-month period following such acquisitions or dispositions and foreign exchange rate effects.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including management's vision for the future of eBay and our ability to accomplish our vision, expected financial results for the third quarter and full year 2023 and the future growth in our business, the effects of geopolitical events and inflationary pressure on our business and operations and our ability to respond to such effects, operating efficiency and margins, reinvestments, dividends and share repurchases. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, including impacts from the ongoing war in Ukraine, rising inflation and interest rates, decreases in consumer confidence, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; the company’s ability to realize expected growth opportunities in payments intermediation and advertising; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for the company's business; changes to the company’s capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company’s share repurchases, or management of operating cash; the company's ability to increase operating efficiency to drive margin improvements and enable reinvestments; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage a large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the ability to successfully intermediate payments on our marketplace platform; the company’s need and ability to manage regulatory, tax, data security and litigation risks; the ultimate resolution of ongoing investigations and other legal matters involving the company; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Investor Relations Contact:	John Egbert	ir@ebay.com
Media Relations Contact:	Trina Somera	press@ebay.com
Company News:	https://www.ebayinc.com/stories/news/
Investor Relations website:	https://investors.ebayinc.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet

	June 30, 2023	December 31, 2022
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,268	$2,154
Short-term investments	2,208	2,625
Equity investment in Adevinta	2,656	2,692
Customer accounts and funds receivable	789	763
Other current assets	796	1,056
Total current assets	8,717	9,290
Long-term investments	1,499	1,797
Property and equipment, net	1,227	1,238
Goodwill	4,244	4,262
Operating lease right-of-use assets	470	513
Deferred tax assets	3,143	3,169
Other assets	656	581
Total assets	$19,956	$20,850
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$—	$1,150
Accounts payable	294	261
Customer accounts and funds payable	833	768
Accrued expenses and other current liabilities	1,790	1,866
Income taxes payable	638	226
Total current liabilities	3,555	4,271
Operating lease liabilities	378	418
Deferred tax liabilities	2,137	2,245
Long-term debt	7,721	7,721
Other liabilities	897	1,042
Total liabilities	14,688	15,697
Total stockholders' equity	5,268	5,153
Total liabilities and stockholders' equity	$19,956	$20,850

eBay Inc.
Unaudited Condensed Consolidated Statement of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In millions, except per share amounts)
Net revenues	$2,540	$2,422	$5,050	$4,905
Cost of net revenues (1)	718	663	1,418	1,352
Gross profit	1,822	1,759	3,632	3,553
Operating expenses:
Sales and marketing (1)	566	566	1,077	1,044
Product development (1)	392	344	744	645
General and administrative (1)	251	237	548	463
Provision for transaction losses	90	86	174	182
Amortization of acquired intangible assets	5	1	13	2
Total operating expenses	1,304	1,234	2,556	2,336
Income from operations	518	525	1,076	1,217
Gain (loss) on equity investments and warrant, net	(214)	(1,221)	(16)	(3,512)
Interest and other, net	(19)	(31)	(45)	(81)
Income (loss) from continuing operations before income taxes	285	(727)	1,015	(2,376)
Income tax benefit (provision)	(113)	191	(274)	501
Income (loss) from continuing operations	172	(536)	741	(1,875)
Income (loss) from discontinued operations, net of income taxes	(1)	5	(3)	3
Net income (loss)	$171	$(531)	$738	$(1,872)

Income (loss) per share – basic:
Continuing operations	$0.32	$(0.96)	$1.38	$(3.28)
Discontinued operations	—	0.01	(0.01)	0.01
Net income (loss) per share – basic	$0.32	$(0.95)	$1.37	$(3.27)

Income (loss) per share – diluted:
Continuing operations	$0.32	$(0.96)	$1.37	$(3.28)
Discontinued operations	—	0.01	(0.01)	0.01
Net income (loss) per share – diluted	$0.32	$(0.95)	$1.36	$(3.27)

Weighted average shares:
Basic	534	556	536	571
Diluted	537	556	539	571

(1) Includes stock-based compensation as follows:
Cost of net revenues	$14	$13	$27	$25
Sales and marketing	25	20	45	40
Product development	74	62	133	107
General and administrative	41	42	77	76
	$154	$137	$282	$248

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In millions)
Cash flows from operating activities:
Net income (loss)	$171	$(531)	$738	$(1,872)
(Income) loss from discontinued operations, net of income taxes	1	(5)	3	(3)
Adjustments:
Provision for transaction losses	90	86	174	182
Depreciation and amortization	101	113	208	231
Stock-based compensation	154	137	282	248
Loss (gain) on investments and other, net	1	1	(3)	7
Deferred income taxes	(111)	(319)	(78)	(695)
Change in fair value of warrant	(31)	104	(69)	219
Change in fair value of equity investment in Adevinta	210	829	36	2,472
Change in fair value of equity investment in Adyen	—	39	—	285
Change in fair value of equity investment in Gmarket	29	77	40	259
Change in fair value of equity investment in KakaoBank	4	172	7	271
Changes in assets and liabilities, net of acquisition effects	(14)	(126)	108	(398)
Net cash provided by continuing operating activities	605	577	1,446	1,206
Net cash used in discontinued operating activities	(4)	(349)	(4)	(365)
Net cash provided by operating activities	601	228	1,442	841
Cash flows from investing activities:
Purchases of property and equipment	(113)	(111)	(245)	(194)
Purchases of investments	(4,144)	(4,671)	(7,687)	(10,146)
Maturities and sales of investments	3,978	6,354	8,382	13,181
Proceeds from sale of shares in Adyen	—	207	—	680
Proceeds from sale of shares in KakaoBank	—	260	—	287
Other	2	(47)	(26)	(44)
Net cash provided by (used in) investing activities	(277)	1,992	424	3,764
Cash flows from financing activities:
Proceeds from issuance of common stock	48	54	48	55
Repurchases of common stock	(250)	(1,473)	(492)	(2,542)
Payments for taxes related to net share settlements of restricted stock units and awards	(68)	(37)	(160)	(98)
Payments for dividends	(133)	(121)	(267)	(250)
Repayment of debt	—	(605)	(1,150)	(1,355)
Net funds receivable and payable activity	333	(48)	562	8
Other	—	—	1	—
Net cash used in financing activities	(70)	(2,230)	(1,458)	(4,182)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(11)	(39)	(6)	(57)
Net increase (decrease) in cash, cash equivalents and restricted cash	243	(49)	402	366
Cash, cash equivalents and restricted cash at beginning of period	2,431	1,821	2,272	1,406
Cash, cash equivalents and restricted cash at end of period	$2,674	$1,772	$2,674	$1,772

eBay Inc.
Unaudited Summary of Consolidated Net Revenues

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(In millions, except percentages)
Total net revenues (1)(2)(3)	$2,540	$2,510	$2,510	$2,380	$2,422
Current quarter vs prior year quarter	5%	1%	(4)%	(5)%	(9)%
Percent from international	50%	50%	51%	50%	51%

(1) Hedge gain/(loss)	$14	$29	$89	$36	$9
(2) Foreign currency impact	$(9)	$(45)	$(67)	$(100)	$(95)

(3)	Beginning in the fourth quarter of 2022, we present revenues generated from our Marketplace GMV and from non-GMV based businesses as “Net revenues” in order to more closely align our presentation of net revenues with how our business is operated. We formerly presented such amounts as “Net transaction revenues” and “Marketing services and other (MS&O) revenues,” and those line items for such prior periods have been conformed to current period presentation. Consolidated net revenues are unchanged.

eBay Inc.
Unaudited Supplemental Operating Data

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(In millions, except percentages)
Active Buyers (1)	132	133	134	135	138
Current quarter vs prior year quarter	(4)%	(7)%	(9)%	(11)%	(12)%
Active Buyers excluding GittiGidiyor and TCGplayer (2)	131	131	132	133	135
Current quarter vs prior year quarter	(3)%	(5)%	(8)%	(10)%	(11)%

Gross Merchandise Volume (3)
U.S.	$8,702	$9,010	$8,894	$8,699	$8,982
Current quarter vs prior year quarter	(3)%	(3)%	(9)%	(7)%	(13)%
International	$9,512	$9,400	$9,333	$9,016	$9,567
Current quarter vs prior year quarter	(1)%	(7)%	(15)%	(15)%	(22)%
Total Gross Merchandise Volume	$18,214	$18,410	$18,227	$17,715	$18,549
Current quarter vs prior year quarter	(2)%	(5)%	(12)%	(11)%	(18)%

(1)All buyers who paid for a transaction on our platforms within the previous 12-month period. Buyers may register more than once, and as a result, may have more than one account.
(2)On June 20, 2022 we announced the closure of our marketplace business in Turkey, GittiGidiyor. On October 31, 2022, we completed the acquisition of TCGplayer.
(3)Gross Merchandise Volume consists of the total value of all paid transactions between users on our platforms during the applicable period inclusive of shipping fees and taxes.

eBay Inc.
Business Outlook

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the company's future performance is difficult to predict. Revenue guidance is provided on an FX-Neutral basis and excludes incremental revenue from acquisitions or dispositions for the twelve-month period following such acquisitions or dispositions. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.
The company's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.
eBay Inc.

Three Months Ending
September 30, 2023
(In billions, except per share amounts)	GAAP	Non-GAAP (a)
Net revenues	$2.46 - $2.52	$2.46 - $2.52
Diluted EPS from continuing operations	$0.67 - $0.72	$0.96 - $1.01

(a) Estimated non-GAAP amounts above for the three months ending September 30, 2023 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $8 - $13 million, estimated stock-based compensation expense and associated employer payroll tax expense of approximately $145 - $155 million and estimated adjustment between our GAAP and non-GAAP tax rate of approximately $20 - $30 million. The estimated GAAP diluted EPS above does not assume any gains or losses on our equity investments.

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP effective tax rate, free cash flow and figures in this press release presented on an "FX-Neutral basis." These non-GAAP financial measures are presented on a continuing operations basis.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release, except for figures in this press release presented on an “FX-Neutral basis,” can be found in the tables included in this press release. For figures in this press release reported “on an FX-Neutral basis,” the company calculates the year-over-year impact of foreign currency movements using prior period foreign currency rates applied to current year transactional currency amounts. The company defines organic FX-Neutral revenue growth as reported revenue growth, excluding incremental revenue from acquisitions or dispositions for the twelve-month period following such acquisitions or dispositions and foreign exchange rate effects.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of deferred tax assets associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses from the disposal/acquisition of a business, certain gains and losses on investments including changes in fair value, changes in foreign currency exchange rates and the impact of any related foreign exchange derivative instruments, gains or losses associated with a warrant agreement that the company entered into with Adyen, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This expense consists of expenses for stock options, restricted stock and employee stock purchases. The company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results. The related employer payroll taxes are dependent on the company's stock price and the vesting of restricted stock by employees and the timing and size of stock option exercises, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, certain amortization of deferred tax assets and related foreign exchange effects, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. The company incurs amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. The company also excludes certain gains and losses on investments. The company excludes the non-cash amortization of deferred tax assets associated with the realignment of its legal structure, which is not reduced by the effects of the Tax Cuts and Jobs Act, and related foreign exchange effects. The company excludes these items because management does not believe they correlate to the ongoing operating results of the company's business.
Restructuring. These charges consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Other certain significant gains, losses, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly or be repeated in the future. The company excludes these amounts from its results primarily because management does not believe they are indicative of its current or ongoing operating results. These amounts include changes in fair value and the related change in foreign currency exchange rates of equity securities with readily determinable fair values, globally.
Change in fair market value of warrant. These are gains or losses associated with a warrant agreement that the company entered into with Adyen, which are attributable to changes in fair value during the period.
Income tax effects and adjustments. We use a non-GAAP tax rate for evaluating our operating results. Based on our current long-term projections, we are using a non-GAAP tax rate of 16.5%. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.
In addition to the non-GAAP measures discussed above, the company also uses free cash flow. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions, repurchase stock and pay dividends. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

eBay Inc.
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income*

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In millions, except percentages)
GAAP operating income	$518	$525	$1,076	$1,217
Stock-based compensation expense and related employer payroll taxes	158	140	290	257
Amortization of acquired intangible assets within cost of net revenues and operating expenses	8	1	18	2
Restructuring	(3)	—	39	—
Other G&A non-GAAP	3	28	5	23
Total non-GAAP operating income adjustments	166	169	352	282
Non-GAAP operating income	$684	$694	$1,428	$1,499
Non-GAAP operating margin	26.9%	28.7%	28.3%	30.6%
*Presented on a continuing operations basis

Reconciliation of GAAP Net Income to Non-GAAP Net Income and
GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In millions, except per share amounts and percentages)
GAAP income (loss) from continuing operations before income taxes	$285	$(727)	$1,015	$(2,376)
GAAP (provision) benefit for income taxes	(113)	191	(274)	501
GAAP net income (loss) from continuing operations	$172	$(536)	$741	$(1,875)
Non-GAAP adjustments to net income (loss) from continuing operations:
Non-GAAP operating income from continuing operations adjustments (see table above)	$166	$169	$352	$282
Realized change in fair market value of equity investments	—	68	—	242
Change in fair market value of other equity investments	35	220	49	573
Change in fair market value of warrant	(31)	104	(69)	219
Change in fair value of equity investment in Adevinta	210	829	36	2,472
Income tax effects and adjustments	3	(300)	46	(734)
Non-GAAP net income from continuing operations	$555	$554	$1,155	$1,179

Diluted net income (loss) from continuing operations per share:
GAAP	$0.32	$(0.96)	$1.37	$(3.28)
Non-GAAP	$1.03	$0.99	$2.14	$2.04
Shares used in GAAP diluted net income (loss) per share calculation	537	556	539	571
Shares used in non-GAAP diluted net income per share calculation	537	561	539	577

GAAP effective tax rate – Continuing operations	39.7%	26.3%	27.0%	21.1%
Income tax effects and adjustments to net income (loss) from continuing operations	(23.2)%	(9.8)%	(10.5)%	(4.6)%
Non-GAAP effective tax rate – Continuing operations	16.5%	16.5%	16.5%	16.5%

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In millions)
Net cash provided by continuing operating activities	$605	$577	$1,446	$1,206
Less: Purchases of property and equipment	(113)	(111)	(245)	(194)
Free cash flow	$492	$466	$1,201	$1,012